Exhibit 2

CUSIP No. 208242107

POWER	OF ATTORNEY

For Obtaining Edgar Filing Codes,

Executing	Forms 3, 4 and 5, and
Schedules	13G and 13D

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby constitutes and appoints David A. Knight, William B. Keisler and Todd C. Ferguson the undersigned’s true and lawful attorneys-in-fact to:

(1) execute, for and on behalf of the undersigned, any one or more Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934, as amended (the “34 Act”), and the rules thereunder; and Schedules 13G and 13D and amendments thereto in accordance with Section 13 of The 34 Act and the rules thereunder;

(2) do and perform any and all acts, for and on behalf of the undersigned, that may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 or Schedules 13G and 13D, and the timely filing of such forms and schedules with the United States Securities and Exchange Commission and any other authority, including without limitation, submitting all documents and applications necessary to obtain Edgar filing codes or any other access codes or permissions.

(3) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorneys-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or their substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and power herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with Sections 13 and 16 of the Securities and Exchange Act of 1934, as amended, or other applicable Securities laws or rules.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 26th day of September, 2016.

/s/ Warren A. Stephens
Warren A. Stephens, as Trustee of the
Harriet and Warren Stephens Family Foundation